Exhibit 99.1

MAX RE CAPITAL LTD. REPORTS SECOND QUARTER NET INCOME OF $0.27 PER DILUTED SHARE:

Hamilton, Bermuda, July 28, 2006 - Max Re Capital Ltd. (NASDAQ: MXRE) today reported net income for the three months ended June 30, 2006 of $17.3 million, or net income of $0.27 per diluted share, compared to net income of $23.3 million, or net income of $0.47 per diluted share, for the three months ended June 30, 2005. Net operating income, which represents net income adjusted for net realized gains and losses on sales of fixed maturities, for the three months ended June 30, 2006 was $22.6 million, or net operating income of $0.36 per diluted share, compared with net operating income of $22.5 million, or net operating income of $0.45 per diluted share, for the three months ended June 30, 2005. For the six months ended June 30, 2006, the Company had net income of $90.2 million, or net income of $1.42 per diluted share, compared to $61.0 million, or $1.22 per diluted share, for the six months ended June 30, 2005. For the six months ended June 30, 2006, the Company had net operating income of $97.1 million, or net operating income of $1.53 per diluted share, compared to $59.8 million, or $1.20 per diluted share, for the six months ended June 30, 2005.

Robert J. Cooney, Chairman, President and Chief Executive Officer, commented, “Our second quarter results reflect continuing solid underwriting performance and a difficult environment for investment returns. Gross premiums written for the quarter increased 16% over the same period in 2005 principally due to additional property business written in 2006. Our favorable net income for the period was partially offset by a decline in the carrying value of fixed maturities leading to a marginal increase in shareholders equity for the six months ended June 30, 2006”.

Gross premiums written for the three months ended June 30, 2006 were $284.0 million, of which $241.2 million came from property and casualty underwriting and $42.8 million came from life and annuity underwriting, compared to $245.1 million, of which $211.0 million came from property and casualty underwriting and $34.1 million came from life and annuity underwriting, for the three months ended June 30, 2005. Net premiums earned for the three months ended June 30, 2006 were $199.2 million compared to $192.1 million for the same period of 2005. Gross premiums written for the six months ended June 30, 2006 were $539.9 million compared to $700.8 million for the first six months of 2005. Property and casualty reinsurance, property and casualty insurance and life and annuity reinsurance accounted for 55%, 37% and 8%, respectively, of gross premiums written for the first six months of 2006, compared to 50%, 25% and 25%, respectively, for the same period in 2005. Net premiums earned for the first six months of 2006 decreased 28.3% to $358.9 million compared to $500.4 million for the same period in 2005. The decline in gross premiums written and net premiums earned in the six months ended June 30, 2006 compared to the same period in 2005 principally relates to decreased life and annuity business written and earned.

Net investment income for the three months ended June 30, 2006 increased to $36.5 million, from $25.0 million for the same period in 2005 and is attributable to a year over year increase in cash and fixed maturities balances and higher yields on fixed maturities investments. Net investment income for the six months ended June 30, 2006 increased $21.8 million, to $70.5 million, compared to $48.7 million for the same period in 2005. Net losses on alternative investments for the three months ended June 30, 2006 were $5.6 million, or a (0.39)% rate of return, compared to net gains on alternative investments of $3.6 million, or a 0.26% rate of return, for the same period of 2005. For the six months ended June 30, 2006, alternative investments have returned 4.00%, compared to 1.46% for the same period in 2005. Invested assets were $4.4 billion as of June 30, 2006, with an allocation of approximately 70% to cash and fixed maturities and 30% to alternative investments.

Losses and benefits were $164.7 million for the three months ended June 30, 2006 compared to $155.7 million for the same period in 2005. The increase in losses and benefits for the three months ended June 30, 2006 is principally attributable to the increase in premiums earned. Losses and benefits for the six months ended June 30, 2006 were $289.7 million compared to $423.1 million for the same period in 2005. The decrease for the six months ended June 30, 2006 compared to the same period in 2005 is principally attributable to the decrease in net premiums earned from life and annuity underwriting.

Acquisition costs for the three months ended June 30, 2006 were $18.8 million compared to $17.9 million for the three months ended June 30, 2005, the increase resulting from additional net premiums earned in 2006. Acquisition costs are principally related to our property and casualty reinsurance and insurance segments.

Interest expense for the three months ended June 30, 2006 was $7.7 million compared to $13.4 million for the same period in 2005, principally attributable to lower interest crediting rates on funds withheld balances with reinsurers in the three months ended June 30, 2006 compared to the three months ended June 30, 2005.

General and administrative expenses for the three months ended June 30, 2006 were $16.4 million compared to $12.3 million for the same period in 2005. General and administrative expenses for the three months ended June 30, 2006 increased principally due to increased personnel costs.

Shareholders’ equity was $1,211.7 million at June 30, 2006. Book value per share at June 30, 2006 was $20.39 per share, compared to $20.38 at December 31, 2005. Annualized operating return on average shareholders’ equity for the six months ended June 30, 2006 was 16.1%.

Max Re Capital Ltd., through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized insurance and reinsurance solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects from the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements, including the risk that the SEC’s view of the conclusions reached by the Audit and Risk Management Committee of our Board of Directors in connection with the internal review of three finite risk retrocessional contracts written in 2001 and 2003, which caused the Company to conclude that a restatement of the Company’s audited financial statements for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 is warranted, may differ, perhaps materially. For further information regarding cautionary statements and factors affecting future results, please refer to documents filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes	N. James Tees
Executive Vice President & CFO	Senior Vice President & Treasurer
441-296-8800	441-296-8800
keithh@maxre.bm	jimt@maxre.bm

MAX RE CAPITAL LTD.

CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States Dollars, except per share and share amounts)

	June 30, 2006	December 31, 2005
	(Unaudited)	(Restated)
ASSETS
Cash and cash equivalents	$353,271	$314,031
Fixed maturities, available for sale at fair value	2,770,203	2,682,864
Alternative investments, at fair value	1,322,571	1,230,889
Accrued interest income	32,294	32,632
Premiums receivable	421,051	398,666
Losses and benefits recoverable from reinsurers	673,522	646,669
Funds withheld	15,724	16,932
Deferred acquisition costs	73,370	69,015
Prepaid reinsurance premiums	119,187	83,493
Other assets	24,213	23,001

Total assets	$5,805,406	$5,498,192

LIABILITIES
Property and casualty losses	$2,183,741	$2,006,032
Life and annuity benefits	902,851	854,224
Deposit liabilities	199,268	225,328
Funds withheld from reinsurers	406,869	435,942
Unearned property and casualty premiums	530,617	442,976
Reinsurance balances payable	106,184	90,781
Accounts payable and accrued expenses	114,153	94,043
Bank loan	150,000	150,000

Total liabilities	4,593,683	4,299,326

SHAREHOLDERS' EQUITY
Preferred shares (par value $1.00) 20,000,000 shares authorized; no shares issued or outstanding	—	—
Common shares (par value $1.00) 200,000,000 shares authorized; 59,425,278 (2005 - 58,829,354) shares issued and outstanding	59,425	58,829
Additional paid-in capital	940,077	926,386
Loans receivable from common share sales	(300)	(465)
Unearned stock grant compensation	(20,723)	(14,574)
Accumulated other comprehensive income (loss)	(74,711)	4,981
Retained earnings	307,955	223,709

Total shareholders' equity	1,211,723	1,198,866

Total liabilities and shareholders' equity	$5,805,406	$5,498,192

Book Value Per Share	$20.39	$20.38

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)

(Expressed in thousands of United States Dollars, except shares and per share amounts)

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
		(Restated)		(Restated)
REVENUES
Gross premiums written	$283,967	$245,107	$539,891	$700,796
Reinsurance premiums ceded	(73,639)	(52,705)	(131,401)	(96,724)

Net premiums written	$210,328	$192,402	$408,490	$604,072

Earned premiums	$249,283	$235,598	$455,409	$585,926
Earned premiums ceded	(50,094)	(43,517)	(96,463)	(85,521)

Net premiums earned	199,189	192,081	358,946	500,405

Net investment income	36,497	24,965	70,526	48,654
Net gains on alternative investments	(5,636)	3,597	49,223	17,974
Net realized gains (losses) on sale of fixed maturities	(5,285)	813	(6,960)	1,203
Other income	165	1,182	664	2,500

Total revenues	224,930	222,638	472,399	570,736

LOSSES AND EXPENSES
Losses and benefits	164,746	155,717	289,706	423,142
Acquisition costs	18,847	17,921	40,390	39,423
Interest expense	7,662	13,372	14,007	19,604
General and administrative expenses	16,354	12,310	38,112	27,567

Total losses and expenses	207,609	199,320	382,215	509,736

NET INCOME	17,321	23,318	90,184	61,000

Change in net unrealized appreciation of fixed maturities	(31,104)	49,248	(81,174)	27,733
Foreign currency translation adjustment	383	(3,716)	1,482	(4,325)

COMPREHENSIVE INCOME (LOSS)	$(13,400)	$68,850	$10,492	$84,408

Basic earnings per share	$0.29	$0.50	$1.52	$1.32

Diluted earnings per share	$0.27	$0.47	$1.42	$1.22

Diluted net operating earnings per share	$0.36	$0.45	$1.53	$1.20

Weighted average shares outstanding - basic	59,386,469	46,258,301	59,336,432	46,155,728

Weighted average shares outstanding - diluted	63,340,090	49,746,583	63,638,422	49,773,858

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (Unaudited)

(Expressed in thousands of United States Dollars)

	Six Months Ended June 30,
	2006	2005
		(Restated)
Preferred shares
Balance, beginning of period	$—	$—

Balance, end of period	—	—

Common shares
Balance, beginning of period	58,829	45,826
Issue of shares	596	609
Repurchase of shares	—	(335)

Balance, end of period	59,425	46,100

Additional paid-in capital
Balance, beginning of period	926,386	648,446
Issue of common shares	13,257	11,478
Stock option expense	434	412
Repurchase of shares	—	(7,025)

Balance, end of period	940,077	653,311

Loans receivable from common share sales
Balance, beginning of period	(465)	(10,515)
Loans repaid	165	10,050

Balance, end of period	(300)	(465)

Unearned stock grant compensation
Balance, beginning of period	(14,574)	(13,294)
Stock grants awarded	(12,587)	(10,812)
Amortization	6,438	4,824

Balance, end of period	(20,723)	(19,282)

Accumulated other comprehensive income (loss)
Balance, beginning of period	4,981	22,227
Holding (losses) gains on fixed maturities arising in period	(88,134)	28,936
Net realized losses (gains) included in net income	6,960	(1,203)
Currency translation adjustments	1,482	(4,325)

Balance, end of period	(74,711)	45,635

Retained earnings
Balance, beginning of period	223,709	226,336
Net income	90,184	61,000
Dividends paid	(5,938)	(3,711)

Balance, end of period	307,955	283,625

Total shareholders' equity	$1,211,723	$1,008,924

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Expressed in thousands of United States Dollars)

	Six Months Ended June 30
	2006	2005
		(Restated)
OPERATING ACTIVITIES
Net income	$90,184	$61,000
Adjustments to reconcile net income to net cash from operating activities:
Amortization of unearned stock based compensation	6,872	5,236
Amortization of premium on fixed maturities	3,554	4,642
Net realized (gains) losses on sale of fixed maturities	6,960	(1,203)
Alternative investments	(91,566)	(50,298)
Accrued interest income	338	(1,396)
Premiums receivable	(22,385)	(50,517)
Losses and benefits recoverable from reinsurers	(26,853)	(4,269)
Funds withheld	1,208	723
Deferred acquisition costs	(4,355)	(34,397)
Prepaid reinsurance premiums	(35,694)	(10,115)
Other assets	(1,212)	(1,294)
Property and casualty losses	177,709	40,897
Life and annuity benefits	48,627	123,070
Funds withheld from reinsurers	(29,073)	(18,070)
Unearned property and casualty premiums	87,641	110,429
Reinsurance balances payable	15,403	(2,892)
Accounts payable and accrued expenses	20,110	(29,758)

Cash from operating activities	247,468	141,788

INVESTING ACTIVITIES
Purchase of fixed maturities	(611,157)	(774,613)
Sales of fixed maturities	342,102	689,499
Redemptions of fixed maturities	89,912	19,420

Cash used in investing activities	(179,143)	(65,694)

FINANCING ACTIVITIES
Net proceeds from issuance of common shares	1,266	1,275
Repurchase of common shares	—	(7,360)
Dividends	(5,938)	(3,711)
Additions to deposit liabilities	11,048	15,460
Payment of deposit liabilities	(37,108)	(56,266)
Notes and loans repaid	165	10,050

Cash used in financing activities	(30,567)	(40,552)

Effect of exchange rate on cash	1,482	(4,325)

Net increase in cash and cash equivalents	39,240	31,217

Cash and cash equivalents, beginning of period	314,031	239,188

CASH AND CASH EQUIVALENTS, END OF PERIOD	$353,271	$270,405

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid totaled $5,767 and $3,469 for the six months ended June 30, 2006 and 2005, respectively.

MAX RE CAPITAL LTD.

SCHEDULE OF SUPPLEMENTAL DATA - SIX MONTHS TO JUNE 30, 2006 (Unaudited)

Year to Date Segment Information:	Property & Casualty			Life & Annuity	Corporate	Consolidated
(in 000's US$)	Reinsurance	Insurance	Total	Reinsurance
Gross premiums written	$298,773	$197,547	$496,320	$43,571	$—	$539,891
Reinsurance premiums ceded	(27,523)	(103,617)	(131,140)	(261)	—	(131,401)

Net premiums written	$271,250	$93,930	$365,180	$43,310	$—	$408,490

Earned premiums	$232,671	$179,167	$411,838	$43,571	$—	$455,409
Earned premiums ceded	(15,307)	(80,895)	(96,202)	(261)	—	(96,463)

Net premiums earned	217,364	98,272	315,636	43,310	—	358,946

Net investment income	—	—	—	—	70,526	70,526
Net gains on alternative investments	—	—	—	—	49,223	49,223
Net realized losses on sales of fixed maturities	—	—	—	—	(6,960)	(6,960)
Other income	—	—	—	—	664	664

Total revenues	217,364	98,272	315,636	43,310	113,453	472,399

Losses and benefits	152,006	74,832	226,838	62,868	—	289,706
Acquisition costs	39,403	443	39,846	544	—	40,390
Interest expense	—	—	—	—	14,007	14,007
General and administrative expenses	10,972	6,873	17,845	1,317	18,950	38,112

Total losses and expenses	202,381	82,148	284,529	64,729	32,957	382,215

Net income (loss)	$14,983	$16,124	$31,107	$(21,419)	$80,496	$90,184

Loss Ratio (a)	69.9%	76.1%	71.9%
Combined Ratio (b)	93.1%	83.6%	90.1%

SCHEDULE OF SUPPLEMENTAL DATA - THREE MONTHS TO JUNE 30, 2006 (Unaudited)

Quarter Segment Information:	Property & Casualty			Life & Annuity	Corporate	Consolidated
(in 000's US$)	Reinsurance	Insurance	Total	Reinsurance
Gross premiums written	$113,790	$127,381	$241,171	$42,796	$—	$283,967
Reinsurance premiums ceded	(11,464)	(62,069)	(73,533)	(106)	—	(73,639)

Net premiums written	$102,326	$65,312	$167,638	$42,690	$—	$210,328

Earned premiums	$115,637	$90,850	$206,487	$42,796	$—	$249,283
Earned premiums ceded	(7,391)	(42,597)	(49,988)	(106)	—	(50,094)

Net premiums earned	108,246	48,253	156,499	42,690	—	199,189

Net investment income	—	—	—	—	36,497	36,497
Net losses on alternative investments	—	—	—	—	(5,636)	(5,636)
Net realized losses on sales of fixed maturities	—	—	—	—	(5,285)	(5,285)
Other income	—	—	—	—	165	165

Total revenues	108,246	48,253	156,499	42,690	25,741	224,930

Losses and benefits	75,199	37,723	112,922	51,824	—	164,746
Acquisition costs	18,572	(10)	18,562	285	—	18,847
Interest expense	—	—	—	—	7,662	7,662
General and administrative expenses	5,211	3,183	8,394	674	7,286	16,354

Total losses and expenses	98,982	40,896	139,878	52,783	14,948	207,609

Net income (loss)	$9,264	$7,357	$16,621	$(10,093)	$10,793	$17,321

Loss Ratio (a)	69.5%	78.2%	72.2%
Combined Ratio (b)	91.4%	84.8%	89.4%

(a)	The loss ratio is calculated by dividing losses and benefits by net premiums earned.
(b)	The combined ratio is calculated by dividing total losses and expenses by net premiums earned.

MAX RE CAPITAL LTD.

SCHEDULE OF SUPPLEMENTAL DATA - JUNE 30, 2006 (Unaudited)

			Periodic Rate of Return
Selected Investment Return Data:	Fair Value*	Investment %'s	Last 3 Months	Year to Date	Last 12 Months	Last 60 months**
Cash and Fixed Maturities	$3,123,474	70.3%	0.15%	-0.47%	-0.13%	4.77%

Global Macro	$117,479	2.6%	-1.41%	-0.04%	6.54%	9.01%
Long / Short Equity	205,105	4.6%	-3.47%	-1.37%	-1.44%	3.81%
Convertible Arbitrage	1,636	0.0%	0.63%	-0.29%	1.70%	4.21%
Diversified Arbitrage	207,956	4.7%	0.85%	7.78%	19.14%	9.49%
Distressed Securities	211,340	4.8%	2.03%	8.43%	14.98%	17.67%
Opportunistic	27,607	0.6%	5.01%	15.89%	30.17%	14.86%
Emerging Markets	134,982	3.0%	-0.18%	5.69%	11.48%	16.51%
Fixed Income Arbitrage	25,560	0.6%	0.92%	11.07%	11.41%	6.31%
Event-Driven Arbitrage	170,910	3.8%	-1.81%	3.90%	8.54%	10.62%
Commodity Trading Advisers	68,777	1.5%	-0.68%	-0.69%	2.72%	4.64%
Credit Long / Short	114,543	2.6%	1.12%	6.05%	12.41%	8.98%

MDS	1,285,895	28.9%	-0.54%	3.84%	8.77%	8.34%

Reinsurance Private Equity	36,675	0.8%	5.29%	9.82%	-41.93%	-6.20%

Alternative Investments	$1,322,571	29.7%	-0.39%	4.00%	5.93%	7.73%

Total Investments	$4,446,045	100.0%	-0.01%	0.85%	1.68%	5.71%

*	Expressed in thousands of United States Dollars
**	Annualized